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                                                                   EXHIBIT 23.2




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report dated September 23, 1998 for the year ended June 30, 1998 (which includes an explanatory paragraph that describes the Company's ability to continue as a going concern as discussed in Note 1 to the consolidated financial statements) included in this Form 10-KSB, into the Company's previously filed Form S-8 registration statement File No. 333-80753.



                                      /s/ ARTHUR ANDERSEN LLP

                                          ARTHUR ANDERSEN LLP



Los Angeles, California
October 12, 1998